Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS COMPLETES ACQUISITION

OF QUAERO CORPORATION

ENGLEWOOD, Colo. (January 6, 2009) — CSG Systems International, Inc. (NASDAQ: CSGS), a leading provider of customer interaction management and billing solutions, today announced that it has completed the acquisition of Quaero Corporation. CSG initially announced the acquisition on December 8, 2008.

About CSG Systems

Headquartered in Englewood, Colorado, CSG Systems International (NASDAQ: CSGS) is a customer interaction management company that provides software- and services-based solutions that help clients engage and transact with their customers. With a 25-year heritage in providing customer management and billing solutions to North American cable and direct broadcast satellite companies, CSG has broadened its customer interaction management capabilities to proudly serve this client base as well as new, highly competitive industries including financial services, healthcare, utilities and more. Today, CSG’s solutions reach more than half of all U.S. households each month and manage over $36 billion in transactions annually on its clients’ behalf. For more information, visit our website at www.csgsystems.com.

About Quaero

Quaero is a new breed of marketing services provider that helps its clients shift from traditional campaign-driven marketing to real-time, multichannel customer interaction. The company expertly blends strategy and analytics with performance management and technology to establish dialogues that improve the customer experience while increasing overall customer value. Headquartered in Charlotte, North Carolina, Quaero serves category-leading clients within the financial services, pharmaceutical/healthcare, media/publishing, travel/hospitality, consumer, and high tech industries. For more information, call 1-877-570-2100, or visit www.quaero.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) the concentration of approximately two-thirds of CSG’s revenues with four clients; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to CSG’s financial results; 2) continued market acceptance of CSG’s Advanced Convergent Platform (ACP) and related products and services; 3) CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; 4) CSG’s dependency on the North American communications industry; as a result, key market factors such as further industry consolidation, new market entrants that may not be clients of CSG, economic conditions, and/or the financial status of CSG clients may affect CSG’s ability to maintain and expand market share; 5) increasing competition in our market from companies of greater size and with broader presence in the communications sector, thus exerting greater influence over client buying decisions; 6) CSG’s ability to successfully integrate and manage acquired businesses, technology or assets to achieve the expected strategic, operating and financial goals established for such acquisitions; 7) CSG’s continued ability to protect its intellectual property rights; and 8) CSG’s dependency on a variety of computing environments and communications networks, thus subjecting CSG to the risks of extended interruptions, outages, unauthorized access and corruption of data. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Media Relations:

Elise Brassell

CSG Systems International

Phone: (303) 804-4962

E-mail: elise_brassell@csgsystems.com

Investor Relations:

Kathleen Marvin

CSG Systems International

Phone: (303) 804-4941

E-mail: kathleen_marvin@csgsystems.com

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